UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 7, 2012

COHERENT, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33962	94-1622541
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

5100 Patrick Henry Drive

Santa Clara, CA 95054

(Address of principal executive offices)

(408) 764-4000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.                               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 7, 2012, the Board of Directors (the “Board”) of Coherent, Inc. (the “Company”), upon recommendation of the Compensation and H.R. Committee (the “Committee”) approved an amended and restated Change of Control Severance Plan (the “Plan”), which amended and restated the prior change of control severance plan and extended the term of the Plan through December 7, 2014. The Plan provides certain benefits in the event of a change in control of the Company for certain employees, including each of its named executive officers.  Among the amendments made to the Plan were:

•                  a change in the definition of “good reason” to include a material reduction in a participant’s cash and equity incentive opportunities, taken as a whole and a material reduction in a participant’s responsibilities or authority, and to remove from “good reason” a decrease in employer provided benefits taken as a whole;

•                  removal of outplacement assistance for participants as a severance benefit;

•                  protection for actions made in anticipation of a change of control, if the change of control occurs within two months of such action;

•                  a change in the definition of “base pay” to mean base pay in effect immediately prior to a change of control or immediately prior to termination of employment, whichever is higher; and

•                  changes in the definition of “bonus pay” to mean cash bonus target and other cash incentive programs for the fiscal year in which a change of control occurs (or the immediately preceding fiscal year if such target has not been established) and removing contributions made by the Company under the Company’s 401(k) plan from the definition of “bonus pay”.

The above description of amendments to the Plan are qualified in their entirety by reference to the terms of the Plan, which is filed herewith as Exhibit 10.1.

ITEM 5.03.                               Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On December 7, 2012, the Board approved amendments to Section 3.3 of the Company’s By-laws (the “Bylaws”) to change the voting standard for the election of directors that are not Contested Elections (as defined herein) from plurality to a majority of the votes cast. A majority of the votes cast means the number of votes cast “for” a director’s election exceeds the number of votes cast against or withheld from that director’s election (with “abstentions” and “broker non-votes” not counted as a vote cast either “for” or “against” that director’s election). However, if the number of nominees exceeds the number of directors to be elected (a “Contested Election”), the directors shall be elected by a plurality of the votes cast. In addition, the Board approved amendments to Section 2.16 of the Bylaws to provide that any stockholder notice proposing to nominate a director for election or re-election shall also include a written statement of the nominee that such nominee, if elected, intends to tender, promptly following such nominee’s election or re-election, an irrevocable resignation effective upon such nominee’s failure to receive the required vote for re-election at the next meeting at which such nominee would face re-election and upon acceptance of such resignation by the Board, in accordance with the Company’s guidelines or policies.  The amendments to Section 3.3 of the Bylaws take effect beginning on December 1, 2013 and the amendments to Section 2.16 of the Bylaws are effective immediately.  A copy of the Bylaws as so amended is filed with this Current Report on Form 8-K as Exhibit 3.1 and is incorporated herein by reference.

In connection with the amendment to the Bylaws establishing a majority vote standard for the election of directors in elections that are not Contested Elections, the Board also adopted a director election policy to (i) establish procedures under which any incumbent director who fails to receive a majority of the votes cast in an election that is not a Contested Election shall tender his or her resignation to the Governance and Nominating Committee for consideration; and (ii) provide that the Governance and Nominating Committee will make recommendations to the Board regarding the actions to be taken with respect to all such offers to resign. The Board shall act on the resignation within ninety (90) days following certification of the election results.

ITEM 8.01.                               Other Events

On December 7, 2012, the Board approved a $1.00 per share special cash dividend on its outstanding common stock payable on December 27, 2012 to stockholders of record on December 19, 2012.

ITEM 9.01.                               Financial Statements and Exhibits

(d)                                 Exhibits

Exhibit No.	Description

3.1	Amended and Restated Bylaws of the Company
10.1	Amended and Restated Change of Control Severance Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COHERENT, INC.
Date: December 12, 2012
	By:	/s/ Helene Simonet
Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated Bylaws of the Company
10.1	Amended and Restated Change of Control Severance Plan